Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

March 11, 2020

Kala Pharmaceuticals, Inc.

490 Arsenal Way, Suite 120

Watertown, MA 02472

Re:	Kala Pharmaceuticals, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (File No. 333-226748) (the “Registration Statement”) filed by Kala Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the following securities of the Company: (a) common stock, $0.001 par value per share (the “Common Stock”); (b) preferred stock, par value $0.001 per share (the “Preferred Stock”); (c) senior debt securities (the “Senior Debt Securities”); (d) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (e) depositary shares representing a fractional interest in or multiple shares of Preferred Stock (the “Depositary Shares”); (f) purchase contracts obligating the Company or a holder to purchase or sell Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”); (g) purchase units, consisting of one or more Purchase Contracts and beneficial interests in Debt Securities or any other securities (the “Units”); and (h) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the “Warrants”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act with an aggregate offering price of $250,000,000, as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and any amendments or supplements thereto; (ii) the preliminary prospectus supplement, dated March 10, 2020 (the “Preliminary Prospectus Supplement”); and (iii) the prospectus supplement dated March 10, 2020 (the “Final Prospectus Supplement” and together with the Preliminary Prospectus Supplement, the “Prospectuses”), relating to the issuance and sale by the Company pursuant to the Registration Statement of up to 18,400,000 shares of Common Stock (the “Shares”), including up to 2,400,000 Shares that may be sold upon the exercise of an option to purchase additional shares of Common Stock.

The Shares are to be sold by the Company pursuant to the underwriting agreement, dated March 10, 2020 (the “Underwriting Agreement”), by and among the Company and J.P. Morgan Securities LLC, BofA Securities, Inc. and Jefferies LLC, as representatives of the underwriters named in Schedule 1 thereto, the form of which is filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated March 11, 2020.

March 11, 2020

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined and relied upon a signed copy of the Registration Statement and copies of the Base Prospectus and the Prospectuses, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the sale of the Shares in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectuses under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

March 11, 2020

Very truly yours,

Wilmer Cutler Pickering Hale and Dorr LLP

By:	/s/ Lia Der Marderosian
Lia Der Marderosian, a Partner